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                                                                    Exhibit 5.1

                       [BROWN DREW & MASSEY LETTERHEAD]


                                 June 24, 2003


Front Range Himalaya Corporation
10000 Memorial Drive
Suite 600
Houston, Texas 770024


   Re: Registration Statement on Form S-4 Related to the Merger of Frontier Oil
       Corporation and Holly Corporation.


Ladies and Gentlemen:

   We have acted as counsel to Front Range Himalaya Corporation, a Wyoming corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement"), relating to the registration under the Act of up to 47,749,311 shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock").

   In rendering this opinion, we have examined such corporate records and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate. In rendering this opinion, we have also, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. Finally, in rendering this opinion, we have, with your consent, assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

   Based on the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized and (i) when the Registration Statement has become effective under the Act and (ii) when the shares of Common Stock have been issued in the manner described in the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

   We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States and the laws of the State of Wyoming.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm's name under the heading "Legal Matters" in the joint proxy statement/prospectus forming a part of the Registration Statement.

                                          Very truly yours,


                                          /s/  Brown, Drew, & Massey, LLP